Exhibit 10.15

LINE OF CREDIT AGREEMENT

This LINE OF CREDIT AGREEMENT is made as of this 4th day of April, 2019 (the “Line of Credit Agreement”), by and among Kona Gold, LLC (the “Borrower”) and Robert Clark (the “Lender”). A line of credit is hereby established in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) for the benefit of the Borrower: provided, however, that the Lender unilaterally may terminate the Borrower’s privilege to request advances hereunder or lower said amount. The line of credit will be subject to the following terms and conditions:

1.	The Lender hereby establishes a revolving line of credit in Borrower’s favor in the amount of One Million Five Hundred Thousand Dollars ($1,500,000); provided however, that no provision of this Agreement shall be deemed to require the Lender to advance any sum of money at any time. At any time that the Borrower desires the Lender to advance any sum of money at any time. At any time that the Borrower may request the same, and the Lender for any or no reason may deny such request.

2.	The loan hereunder will bear no interest as determines pursuant to a certain promissory note (the “Note”), a copy which is attached hereto and made a part hereof as Exhibit A.

3.	The occurrence of one or more of the following) herein called a (“Default” or “Event of Default”) shall constitute a default by the Borrower hereunder, and under the Note, in addition to but not in limitation of any events which would cause a default under the terms and conditions of the Note:

a.	Default in the payment of performance of any liability or obligation of Borrower to the Lender or an of any covenant or liability contained or referred to herein, In the Note, or in any other note, instrument, document or agreement evidencing any obligation.

b.	The failure of Borrower to perform or to observe any of the provisions of any real estate mortgage, security agreement or other agreement or document now or hereafter evidencing or creating any security for the payment of the Note.

c.	Any representation or warranty of the Borrower in connection with the Line of Credit Agreement or any document executed in accordance herewith, or in pursuance hereof, shall be false on the date on which made.

d.	The failure by Borrower to pay, when due, any amount due under the Note or the failure by the Borrower to pay, when due, any obligation of Borrower to Lender.

e.	Borrower’s insolvency, appointment of a receiver for all or a part of Borrower’s property, the making of any assignment of Borrower for the benefit of creditors or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or upon the issuing of any writ of attachment by trustee process or otherwise or a restraining order or injunction affecting any of the Borrower’s property provided, however, if any such proceeding is commenced against the Borrower, the Borrower shall have thirty (30) days in which to cause such proceeding to be dismissed.

f.	The insolvency of any guarantor of this Line of Credit Agreement and/or Note or of any obligation of any Borrower to the Lender.

g.	The death, dissolution, termination of existence, declared insolvency; failure in business of the Borrower or any guarantor of this Line Credit Agreement or Note.

h.	The admission in writing of a Borrower’s insolvency or inability to pay debts generally as they become due, or upon any deterioration of the financial condition of the Borrower, any endorser or guarantor of this Line of Credit Agreement or Note, which results in the Lender deeming itself, in good faith, insecure.

i.	Ninety (90) days after DEMAND is made pursuant to the Note, unless the Borrower has satisfied the Note in full.

Any such event caused by, nor occurring with regard to, any one or more persons constituting the “Borrower” shall be deemed to be so caused by (or occurring with regard to) the “Borrower.”

If any Event of Default occurs, all obligations outstanding from the Borrower to the Lender, including obligations pursuant to this Line of Credit Agreement and/or the Note, shall immediately become due and payable without demand, presentment, protest or other notice of any kind, all of which are hereby expressly waived. In the event of such Event of Default, the Lender may proceed to enforce the payment of all obligations of Borrower to Lender and to exercise any and all of the rights and remedies afforded to Lender by law or under the terms of this Line of Credit Agreement or otherwise.

4.	Borrower agrees to furnish to the Lender, upon demand, but not more than semi-annually, so long as indebtedness under the Line of Credit Agreement and the Note remains unpaid, a certified financial statement prepared by an independent accountant setting forth in reasonable detail the assets, liabilities, and net worth of the Borrower and certified to under oath by an officer of the Borrower. Such financial statements shall be sent to the Lender at its address and shall be at the sole cost and expense of the Borrower.

5.	This Line of Credit Agreement is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder unless such other agreement specifically refers to this Line of Credit Agreement and expressly so provides.

6.	This Line of Credit Agreement and the covenants and agreements herein contained shall continue in full force and effect until all such obligations, liabilities and undertakings have been paid or otherwise satisfied in full. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such rights or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion. This Line of Credit Agreement is intended to take effect as a sealed instrument, shall be governed by and construed in accordance with the laws of Florida, shall be binding upon Borrower’s legal representatives, successors and assigns, and shall inure to the benefit of Lender’s successors and assigns.

7.	The Borrower does hereby certify that any and all necessary resolutions that may be required to effectuate and validate the terms of this Line of Credit Agreement and the Note, have been duly made and adopted by the Borrower.

8.	The obligation of the Borrower hereunder shall be joint and several as to each person constituting the Borrower.

IN WITNESS WHEREOF, the parties have caused these presents to be executed as a contract under seal as of the date first above written.

DEBTOR:

Kona Gold, LLC

By:	/s/ Robert Clark
Robert Clark, CEO

CREDITOR:

Robert Clark

By:	/s/ Robert Clark
Robert Clark

EXHIBIT A

PROMISSORY NOTE

STANDARD PROMISSORY NOTE

(UNSECURED)

ON THIS 4TH DAY OF APRIL, 2019, Kona Gold, LLC, of 746 North Dr STE A, Melbourne, FL 32934, hereinafter known as the “Borrower” promises to pay to Robert Clark, hereinafter known as the “Lender”, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), with a rate of zero percent (0%) per annum beginning as of the date above in the manner that follows:

1.	PAYMENTS: Borrower shall pay (check the applicable box)

☒ - NO INSTALLMENTS. Payment in full of principal and interest accrued shall be payable on the due date.

☐ - INSTALLMENTS of principal and interest in the amount of ________________________ Dollars ($__________________)

☐ - INTEREST ONLY PAYMENTS on the outstanding principal balance.

If installments or interest only payments are checked above, such installment payment shall be due and payable on the (check the applicable box)

☐ - ____ day of every month beginning on the ____ day of ____________________, 20___.

☐ - Every week beginning on the ____ day of ____________________, 20___.

2.	DUE DATE: The full balance on this Note, including any accrued interest and late fees, is due and payable on the 4th day of April, 2021.

3.	INTEREST DUE IN THE EVENT OF DEFAULT: In the event that the Borrower fails to pay the note, in full, on the due date or has failed to make an installment payment due within 15 days of the due date, unpaid principal shall accrue interest at the rate of 0 percent (0%) per annum OR the maximum rate allowed by law, whichever is less, until the Borrower is no longer in default.

4.	ALLOCATION OF PAYMENTS: Payments shall be first credited any late fees due, then to interest due and any remainder will be credited to principal.

5.	PREPAYMENT: Borrower may pre-pay this Note without penalty.

6.	LATE FEES: If the Lender receives any installment payment more than 10 days after the date that it is due, then a late payment fee of $0 shall be payable with the scheduled installment payment along with any default interest due.

7.	ACCELERATION: If the Borrower is in default under this Note and fails to make any payment owed and such default is not cured within 30 days after written notice of such default, then Lender may, at its option, shall declare all outstanding sums owed on this Note to be immediately due and payable, in addition to any other rights or remedies that Lender may have under state and federal law.

8.	ATTORNEYS’ FEES AND COSTS: Borrower shall pay all costs incurred by Lender in collecting sums due under this Note after a default, including reasonable attorneys’ fees. If Lender or Borrower sues to enforce this Note or obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys’ fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the non-prevailing party.

9.	WAIVER OF PRESENTMENTS: Borrower waives presentment for payment, notice of dishonor, protest and notice of protest.

10.	NON-WAIVER: No failure or delay by Lender in exercising Lender’s rights under this Note shall be considered a waiver of such rights.

11.	SEVERABILITY: In the event that any provision herein is determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.

12.	INTEGRATION: There are no verbal or other agreements which modify or affect the terms of this Note. This Note may not be modified or amended except by written agreement signed by Borrower and Lender.

13.	NOTICE: Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be made to the parties at the addresses listed below.

14.	EXECUTION: The Borrower executes this Note as a principal and not as a surety. If there is more than one Borrower, each Borrower shall be jointly and severally liable under this Note.

SIGNATURE AREA

This agreement was signed the 4th day of April, 2019 by the following:

/s/ Robert Clark	/s/ Robert Clark
Lender’s Signature	Borrower’s Signature

Robert Clark	Robert Clark
Lender’s Printed Name	Borrower’s Printed Name

/s/ J. Gonzalez	/s/ J. Gonzalez
Witness’s Signature	Witness’s Signature

J. Gonzalez	J. Gonzalez
Witness’s Printed Name	Witness’s Printed Name